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                                                                     EXHIBIT 3.9

           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
            AFTER HOURS PEDIATRIC PRACTICES, INC. DATED MAY 1, 2003

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                     AFTER HOURS PEDIATRIC PRACTICES, INC.

         The undersigned corporation, in accordance with the Florida Business Corporation Act and its Bylaws, hereby adopts the following Articles of
Amendment:

         1.       The name of the corporation is After Hours Pediatric
Practices, Inc.

         2. The First Article of the corporation's Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

         FIRST:   The name of the corporation (hereinafter called the
         "Corporation") is After Hours Pediatrics, Inc.

         3. This Amendment has been adopted by the unanimous written action of all of the Directors and Shareholders of the corporation dated as of the 1st day of May, 2003.

         IN WITNESS WHEREOF, the undersigned has executed and signed these Articles of Amendment on behalf of the corporation this 1st day of May, 2003.

                                       After Hours Pediatric Practices, Inc.

                                       By: /s/ H. Lynn Massingale
                                          ---------------------------
                                          H. Lynn Massingale, M.D.
                                       Its: President